UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2007
NAVARRE CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7400 49th Avenue North, New Hope, MN 55428
(Address of principal executive offices)
Registrant’s telephone number, including area code: (763) 535-8333
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
     On August 10, 2007, Navarre Corporation, together with its subsidiary companies, (the “Company”) entered into a Second Amendment to Fourth Amended and Restated Credit Agreement with General Electric Capital Corporation, and a Second Amendment to Credit Agreement with Monroe Capital Advisors, LLC (collectively, the “Credit Agreement Amendments”). Effective as of June 30, 2007, the Credit Agreement Amendments revised certain financial covenants and permitted the Company’s prepayment of $3 million of its debt to Monroe Capital Advisors, LLC. This $3 million prepayment was made on August 10, 2007.
     The discussion herein regarding the Credit Agreement Amendments is qualified in its entirety by reference to the Second Amendment to Fourth Amended and Restated Credit Agreement by and among the Company and General Electric Capital Corporation dated effective as of June 30, 2007, attached hereto as Exhibit 10.1; and the Second Amendment to Credit Agreement by and among the Company and Monroe Capital Advisors, LLC dated effective as of June 30, 2007, attached hereto as Exhibit 10.2.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits. The following exhibits are filed with this document:
10.1	Form of Second Amendment to Fourth Amended and Restated Credit Agreement by and among Navarre Corporation and General Electric Capital Corporation entered into on August 10, 2007, dated effective as of June 30, 2007.

10.2	Form of Second Amendment to Credit Agreement by and among Navarre Corporation and Monroe Capital Advisors, LLC entered into on August 10, 2007, dated effective as of June 30, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: August 13, 2007	By:	/s/ J. Reid Porter
		Name:	J. Reid Porter
		Title:	Executive Vice President and Chief Financial Officer